Exhibit 99.1

NexPoint Diversified Real Estate Trust Launches $400 Million Continuous Offering of 9.00% Series B Cumulative Redeemable Preferred Shares

Dallas, TX, January 30, 2025 – NexPoint Diversified Real Estate Trust (NYSE: NXDT) ("NXDT" or the "Company") announced today the launch of a continuous public offering of up to 16,000,000 shares of its newly designated 9.00% Series B Cumulative Redeemable Preferred Shares (the "Series B Preferred Shares") at a price to the public of $25.00 per share, for gross proceeds of $400 million.

NXDT is a diversified real estate investment trust (REIT) that is focused on the acquisition, development, and management of opportunistic and value-add investments throughout the United States across multiple sectors where NexPoint and its affiliates have operational expertise. The Company intends to use the net proceeds to fund investment opportunities within the core sectors where our Adviser and its affiliates have operational expertise and for general corporate purposes.

The Series B Preferred Shares are being offered by NexPoint Securities, Inc., an affiliate of the Company that is serving as the Company's dealer manager, on a “reasonable best efforts” basis.

The Company expects that the offering will terminate on the earlier of the date the Company sells all 16,000,000 of the Series B Preferred Shares in the offering or August 1, 2027 (which is the third anniversary of the effective date of the Company’s registration statement), which may be extended by the Company’s board of trustees in its sole discretion. The board of trustees may elect to terminate this offering at any time.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement, filed with the SEC (File No. 333-280954), which became effective on August 1, 2024. There is no public market for the Series B Preferred Shares and the Company does not intend to apply for a listing of the Series B Preferred Shares on any national securities exchange. To obtain a copy of the final prospectus supplement and the related base prospectus for this offering, please contact by mail, telephone or email: NexPoint Securities, Inc., member FINRA/SIPC, 200 Crescent Court, Suite 700, Dallas, Texas, 75201, Attn: Investor Relations, telephone: (833) 697-7253, or email: ir@nexpoint.com. You may also get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NexPoint Diversified Real Estate Trust

NexPoint Diversified Real Estate Trust is an externally advised, publicly traded, diversified REIT focused on the acquisition, development, and management of opportunistic and value-add investments throughout the United States across multiple sectors where NexPoint and its affiliates have operational expertise. NXDT is externally advised by NexPoint Real Estate Advisors X, L.P. For more information, please visit nxdt.nexpoint.com.

About NexPoint

NexPoint is a multibillion-dollar alternative investment firm based in Dallas, Texas. The firm is structured around three major business areas: real estate, corporate credit and equities, and insurance solutions. NexPoint's businesses span asset classes, industries, and strategies, providing the flexibility to invest across capital structures and market environments. Serving a diverse client base, NexPoint's investment strategies are offered in a range of vehicles and fund structures, including mutual funds, public and private REITs, tax-advantaged vehicles, private funds, and separate accounts. For more information, visit nexpoint.com.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the termination of the offering, the Company’s intent not to list the Series B Preferred Shares and other statements identified by words such as "expect," "intend," the negative version of these words and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on NXDT’s current expectations and assumptions regarding capital market conditions, NXDT’s business, the economy and other future conditions. Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond NXDT’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, and those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. Any forward-looking statement made in this press release speaks only as of the date on which it is made. NXDT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACTS:

Investor Relations

Kristen (Thomas) Griffith

IR@nexpoint.com

Media Relations

Prosek Partners for NexPoint

pro-nexpoint@prosek.com